Exhibit 10.5
Munich American Reinsurance Company

Reinsurance Agreement	NO. 63-2422-1/2/3/4/5

CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT (hereinafter referred to as the “AGREEMENT”)

entered into by and between

LEBANON MUTUAL INSURANCE COMPANY Cleona, Pennsylvania (hereinafter referred to as the “COMPANY”)

and

MUNICH AMERICAN REINSURANCE COMPANY New York, New York (hereinafter referred to as the “REINSURER”)

Effective: January 1, 1996

Term: Continuous

TABLE OF CONTENTS

ARTICLE		PAGE

1	Purview of the Agreement	1

2	Parties to the Agreement	1

3	Commencement and Termination	2

4	Special Termination	3

5	Reinsuring Clause	4

6	Liability of the Reinsurer	5

7	Net Retained Lines	5

8	Exclusions	5

9	Company Policy Limits	13

10	Definitions	14

11	Special Acceptances	16

12	Self-Insured Obligations	16

13	Other Reinsurance	17

14	Recoveries	17

15	Territory	18

16	Excess of Policy Limits	18

17	Extra Contractual Obligations	19

18	Reinsurance Premium	20

TABLE OF CONTENTS, continued

ARTICLE		PAGE

19	Reports and Remittances	20

20	Management of Claims and Losses	21

21	Inspection of Records	22

22	Errors and Omissions	22

23	Reserves and Taxes	22

24	Offset	22

25	Currency	23

26	Arbitration	23

27	Insolvency	24

ATTACHMENTS:	• Exhibits A through E
• Nuclear Incident Exclusion Clause -Liability - Reinsurance (U.S.A.)
• Pollution Exclusion Clause

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Article 1	Purview of the AGREEMENT
A. As a condition precedent to the REINSURER’s obligations under this AGREEMENT and in consideration of the payment of the premium by the COMPANY to the REINSURER, the COMPANY shall cede to the REINSURER and the REINSURER shall accept as reinsurance from the COMPANY all business described in this AGREEMENT. The REINSURER hereby reinsures the COMPANY to the extent and upon the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth.
B. This AGREEMENT is comprised of general articles and may also contain exhibits initially or subsequently made a part of this AGREEMENT. The terms of the general articles and of the exhibits shall determine the rights and obligations of the parties. The terms of the general articles shall apply to each exhibit unless specifically amended therein. In the event of termination of all the exhibits made a part of this AGREEMENT, the general articles shall automatically terminate when the liability of the REINSURER under said exhibits ceases.

Article 2	Parties to the AGREEMENT
A. This AGREEMENT is solely between the COMPANY and the REINSURER. Performance of the respective obligations of each party under this AGREEMENT shall be rendered solely to the other party. However, if the COMPANY becomes insolvent, the liability of the REINSURER shall be modified to the extent set forth in the Article entitled “Insolvency.” In no instance shall any insured of the COMPANY, any claimant against an insured of the COMPANY, third parties or any parties not party to this AGREEMENT have any rights under this AGREEMENT. It is further understood that any references to third parties not specifically named as parties to this AGREEMENT, which may or may not have separate contractual agreements with the parties of this AGREEMENT in order to satisfy the performance of the obligations of each named party under this AGREEMENT, are merely references for the sake of clarity and are not intended and should not be construed as the naming of such parties as a party to this AGREEMENT.
B. When more than one COMPANY is named as a party to this AGREEMENT, the first COMPANY named shall be the agent of the other companies as to all matters pertaining to this AGREEMENT. All payments made to the agent shall be deemed to be paid to the other companies.
C. The liability assumed by the REINSURER and all other benefits accruing to the COMPANY as provided in this AGREEMENT or any

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amendments thereof, shall apply to the companies comprising the COMPANY as a group and not separately to each of the companies. Any payments by the REINSURER to any of the companies comprising the COMPANY shall discharge the REINSURER’s liability under this AGREEMENT.
D. In addition to the COMPANY as defined in the AGREEMENT, including parties identified in the COMPANY designation on the title page of this AGREEMENT, any companies acquired, managed or controlled which would cede business under this AGREEMENT shall be included in the definition of COMPANY by endorsement as a party to this AGREEMENT subject to acceptance by the REINSURER.

Article 3	Commencement and Termination
A. This AGREEMENT shall apply to new and renewal policies of the COMPANY becoming effective at and after 12:01 A.M., Standard Time, January 1, 1996 and to policies of the COMPANY in force at 12:01 A.M., Standard Time, January 1, 1996 with respect to claims or losses resulting from occurrences taking place at and after the aforesaid time and date.
B. This AGREEMENT may be terminated as of 12:00 Midnight, Standard Time, December 31, 1996 or any December 31st thereafter by either party sending to the other 90 days advance notice of such termination by registered or certified mail to its principal office. The non-cancelling party shall have the option to elect either run-off or cut-off termination.
C. Upon termination of this AGREEMENT on a cut-off basis, the REINSURER shall not be liable for claims or losses resulting from occurrences taking place after the effective time and date of termination.
D. Upon termination of this AGREEMENT on a run-off basis, the liability of the REINSURER with respect to claims or losses resulting from occurrences taking place after the effective time and date of termination on policies in force at the time and date of termination shall continue until the expiration, cancellation, or next anniversary date, not to exceed one year, of each such policy of the COMPANY, whichever occurs first. As of the date of termination, the premium rate, as set forth in the Exhibits attached hereto, shall be applied to the COMPANY’s Direct Subject Casualty Unearned Premium Reserve corresponding to the runoff period, and the balance due either party shall be paid as specified in said Exhibits.

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Article 4	Special Termination
Should at any time the REINSURER or the COMPANY as regards to the applicability of each condition to each or both of the respective parties:
1.	Default in payment due under the terms of this AGREEMENT;

2.	Cause an intentional material breach of any term or condition of this AGREEMENT;

3.	Cease writing new or renewal business and/or withdraw from the business of insurance;

4.	Effect a reduction in the net retained liability without the consent of the other party;

5.	Reduce paid-in capital for any reason whatsoever;

6.	Change its existing ownership, management or financial operating structure by:
a.	selling all or substantially all of its assets

b.	effecting a change in ownership of 10% or more of its stock

c.	effecting a pertinent change in management

d.	amalgamating with or having its shares purchased by any other company, corporation, individual or individuals altering the control of its existing ownership and/or management;
7.	Have its financial condition impaired by a reduction in policyholder’s surplus of 25% or more in any 12-month or less period from the inception date of this AGREEMENT;

8.	File a petition for bankruptcy or have proceedings instituted or filed against them by any insurance regulatory authority for insolvency, receivership, liquidation, rehabilitation, conservation, or dissolution;
this AGREEMENT may be terminated by either party sending to the other by registered or certified mail to its principal office, notice stating the time and date when, not less than 30 days after the date of mailing of such notice, termination shall be effective. Upon termination of this AGREEMENT under the conditions set forth in this article, the REINSURER shall not be liable for losses occurring on or after the effective time and date of termination. The REINSURER shall return to the COMPANY the reinsurance premium unearned, if any, calculated on the pro rata basis, for the coverage period elapsed.

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Article 5	Reinsuring Clause
The REINSURER agrees to indemnify the COMPANY in accordance with the terms and conditions of this AGREEMENT for liability which the COMPANY has become legally obligated to pay and which is covered under its policies, as hereinafter defined, categorized as Casualty Business and specifically classified in the COMPANY’s Annual Statement as:
1.	Private Passenger Automobile Liability including

Bodily Injury Liability
Property Damage Liability
Uninsured and Underinsured Motorists Liability Medical Payments
Personal Injury Protection, Property Protection Insurance, and other “No Fault” coverages written in compliance with the “No fault” laws of any state howsoever deemed Automobile Physical Damage Collision Coverage Death, Disability or Dismemberment Benefits

2.	Commercial Automobile Liability including

Bodily Injury Liability
Property Damage Liability
Uninsured and Underinsured Motorists Liability Medical Payments
Personal Injury Protection, Property Protection Insurance, and other “No Fault” coverages written in compliance with the “No fault” laws of any state howsoever deemed Automobile Physical Damage Collision Coverage

3.	Personal Lines Other Liability including the liability portion (Section II) of Homeowners and Mobile Homeowners policies for the following coverages:

Bodily Injury Liability Property Damage Liability Personal Injury Liability Medical Payments

4.	Commercial Lines Other Liability including General Liability, Comprehensive General Liability, liability portion

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(Section ll) of Commercial Multi-Peril policies for the following coverages:

Bodily Injury Liability Property Damage Liability Personal Injury Liability Medical Payments Advertising Injury Liability Fire Legal Liability

5.	Workers’ Compensation and Employers’ Liability

Article 6	Liability of the REINSURER
The REINSURER’s limit of liability for this AGREEMENT shall be as set forth in the Exhibit(s) attached hereto and forming a part hereof.

Article 7	Net Retained Lines
This AGREEMENT applies only to that portion of any insurance covered by this AGREEMENT which the COMPANY retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this AGREEMENT attaches, only loss or losses in respect of that portion of any insurance which the COMPANY retains net for its own account shall be included. It being understood and agreed that the amount of the REINSURER’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the COMPANY to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

Article 8	Exclusions
This AGREEMENT shall not cover nor apply to:
A. General
1.	All reinsurance assumed by the COMPANY howsoever styled or classified;

2.	Any liability of the COMPANY arising from its participation or membership, whether voluntary or involuntary, in any insolvency fund including any guarantee fund, association,

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pool, plan or other facility which provides for the assessment of, payment by, or assumption by the COMPANY of a part or the whole of any claim, debt, charge, fee or other obligations of an insurer, or its successors or assigns, which has been declared insolvent by any authority having jurisdiction;

3.	Any loss or liability accruing to the COMPANY from any insurance written by or through any pools, associations including any so-called joint underwriting association, syndicates, exchanges, plans, funds or other facility directly as a member, subscriber or participant or indirectly by way of any reinsurance or assessments either voluntarily or as required under any statutes or regulations; however, this exclusion shall not apply to business assigned to the COMPANY under mandatory Assigned Risk Plans but only when the business subject to such assignment falls within the business covered by this AGREEMENT and subject to the maximum policy limits stipulated in the Article entitled “Company Policy Limits;”

4.	Nuclear incident per the Nuclear Incident Exclusion Clause — Liability — Reinsurance (U.S.A.) attached hereto;

5.	Financial Guarantees or Financial insurance (including residual value or similar types of coverage), insolvency and credit business;

6.	Business written with a deductible or in excess of a self insured amount of more than $10,000 or business written to apply specifically in excess over underlying insurance including any aggregate excess of loss policies (stop loss insurance);

7.	Policies written on a co-indemnity basis with another insurer, reinsurer or other entity including the insured; however, this does not apply to the standard co-insurance provisions of a policy;

8.	Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, miliary or usurped power, or martial law or confiscation by order of any government or public authority, as excluded under a standard policy containing a standard war exclusion clause;

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9.	Policies covering liability of any insurer or reinsurer for its errors and/or omissions in the negotiation, settlement, or defense of claims or any error and/or omission in dealings with its policyholders in any other business matters;

10.	Environmental Impairment Liability insurance;

11.	Any loss or liability arising out of inhalation, ingestion or exposure to toxic substances including but not limited to asbestos, dioxin and polychlorinated biphenols or goods, products or structures containing such substances as a result of premises operations or completed operations involving the use, manufacture, transportation, storage, repair, installation, removal or disposal of such substances, goods, products or structures either specifically as the intent of such operation or as incidental to any other operations;

12.	Liability arising out of pollution, as per the attached Pollution Exclusion Clause;

13.	Any loss or liability arising from sexual contact, misconduct, or abuse except where the COMPANY may be prohibited from excluding such liability under its policies by law, statute or regulatory authority;

14.	Umbrella Liability business;

15.	Professional Liability business, but not including barber and beauty shop professional liability, druggists’ liability, pet groomers’ liability, funeral directors’ professional liability and printers’ liability, nor any other innocuous types of professional liability coverages.

16.	Policies issued to a federal, state or local government or any of its governmental agencies or any political subdivision whatsoever;

17.	Liability arising from Insurance Loss Portfolio Transfers of any kind;

18.	Retroactive liability except for prior acts coverage under a claims-made policy;

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19.	Liability underwritten or accepted by any third party except the standard interim binding authority granted by the COMPANY to its duly authorized agents;

20.	Liability arising out of ERISA;

21.	Kidnap and Ransom and/or Extortion Coverage;

22.	Insurance coverage for punitive or exemplary damages if written as such;
B. General Liability
1.	Securities Exchange Commission Liability;

2.	Business classified by the COMPANY as Ocean Marine or arising out of the operation or navigation of ships or vessels other than yachts or small pleasure craft;

3.	Railways, tramway, cable cars and lifts;

4.	Sea ports, dry docks, docks, quays and wharves, dams and reservoirs;

5.	Ship building, ship repairing and ship breaking yards including construction, repair or installation work on vessels;

6.	Amusement parks, carnivals, circuses, speed contests and racing;

7.	Ski Resorts;

8.	Waste disposal and deposit sites;

9.	Crane Rentals with and without operators;

10.	Contractors engaged in wrecking and demolition of structures in excess of two stories or in the construction, erection or maintenance of structures in excess of six stories;

11.	Existence, construction, maintenance or inspection of dams;

12.	Underground tunnelling and other subaqueous or subterranean work;

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13.	Underground or surface mining and quarrying;

14.	Manufacture and/or production, detonation, processing, storage, handling or transport of:
a.	Fireworks, fuse(s), cartridges, ammunition, powder, nitroglycerine or any explosives;

b.	Butane, Propane and other liquified gases;

c.	Toxic substances and toxic waste with inherent potential for catastrophic loss;

However, this exclusion shall not apply to the incidental storage, handling or transport of the above-specified materials.
15.	Exploration, drilling, production, refining and distribution or maintenance work involving oil refinery petroleum products to include but not limited to crude oil, gasoline, natural or artificial fuel gas, butane, propane or liquified petroleum gases;

16.	Liquor Law Liability;

17.	Crop dusting to include application of fertilizers, herbicides, and pesticides for others;

18.	Scaffold installation, repair, removal or rental;

19.	Railroad operation or exposure other than incidental side-track agreement;

20.	Roofing other than residential;

21.	Warehousemen’s Legal Liability;

22.	Public or private utilities, municipalities and other public authorities, except for water and sewage authorities, including but not limited to fire and law enforcement activities or responsibility, and all other board, commission, or entities responsible for administering or controlling the public sector;

23.	Production of major motion pictures by major motion picture production companies.

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C. Products Liability
Products Liability on:
1.	Explosives, fireworks, gases and volatile petroleum products manufacture;

2.	Drugs, medicines, pharmaceuticals manufacture;

3.	Chemicals (dyes, cosmetics, beauty products, crop sprays, fertilizers, insecticides, pest and weed control, fumigants);

4.	Ladder manufacturers;

5.	Firearms and/or other weapons manufacturing, gunsmithing;

6.	Power tools and equipment manufacturing;

7.	Electrical control equipment;

8.	Medical equipment manufacture, production, sales and distribution;

9.	Manufacture, distribution, sale and repair of aircraft, aircraft components or other products necessary or critical to aircraft safety or flight;

10.	Manufacture of automobiles, buses, trucks and trailers;

11.	Manufacture of automobile components critical to vehicle safety;

12.	Manufacture of recreational vehicles;

13.	Manufacture of motorcycles;

14.	Manufacture of helmets;

15.	Manufacture or recapping of tires;

16.	Liability arising from risks involved in the mining, handling, processing, manufacture, sale, distribution, storage or use of asbestos, asbestos products, and/or products containing asbestos;

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17.	Products liability written without an annual aggregate limit;

18.	Products Integrity Impairment;

19.	Products Guarantee and Products Recall;

20.	Animal feed or additives;

21.	Tobacco or tobacco products manufacture;
D. Workers’ Compensation and Employers’ Liability
1.	Aviation exposures as respects flight crews;

2.	Shipping Lines as respects ship crews, shipbuilding, ship repairing and shipbreaking;

3.	Utilities (electrical and gas);

4.	Exposures involving underground or subaqueous work;

5.	United States Longshoremen and Harbor Workers or Maritime Act and Jones Act;

6.	Exploration, drilling, production, refining and distribution or maintenance work involving oil refinery petroleum products to include but not limited to crude oil, gasoline, natural or artificial fuel gas, butane, propane or liquified petroleum gas;

7.	Manufacture and/or production, detonation, processing, storage, handling or transport of:
—	Fireworks, fuse(s), cartridges, ammunition, powder, nitroglycerine or any explosives;

—	Butane, Propane and other liquified gases;

—	Toxic substances and toxic waste with inherent potential for catastrophic loss;

However, this exclusion shall not apply to the incidental storage, handling or transport of the above-specified materials.
8.	Liability arising from risks involved in the mining, hand-ling, processing, manufacture, sale, distribution, storage or use of asbestos, asbestos products, and/or products containing asbestos;

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9.	Contractors engaged in wrecking and demolition of structures in excess of two stories or in the construction, erection or maintenance of structures in excess of six stories;

10.	Railroad operations and exposures, other than incidental side track agreements;

11.	Operations employing the process of nuclear fission or fusion or handling of radioactive material, which operations include but are not limited to:
—	the use of nuclear reactors such as atomic piles, particle accelerators or generators, or

—	the use, handling or transportation of radioactive materials, or

—	the use, handling or transportation of any weapon of war or explosive device employing nuclear fission or fusion;
12.	Shipbuilding, ship repairing and shipbreaking yards including construction, repair or installation work on vessels;

13.	Amusement Parks, Carnivals, Circuses, Professional Athletes and Performers;

14.	Ski Resorts;

15.	Waste disposal and deposit operations;

16.	Crop dusting to include application of fertilizers, herbicides, pesticides for others;

17.	Roofing other than residential;

18.	Chemical Manufacturers;
     E. Automobile Liability
1.	Police, fire, ambulance or other emergency vehicles;

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2.	Vehicles used for the transport of gasoline, LPG, explosives and other toxic or hazardous commodities as defined in General Liability Exclusion No. 17;

3.	Vehicles used in racing or speed contests;

4.	Long haul trucking defined as hauling for others and operating regularly and frequently beyond a 150 mile radius;

5.	Taxicabs, limousines, busses and other public or private livery other than school or church vehicles;

6.	Automobile and other motor vehicle rental and leasing operations;

7.	Logging and lumbering trucks;

8.	Sand and gravel haulers;

9.	Mail or newspaper collection or delivery in cities with populations of more than 25,000;

10.	Vehicle operating with time constraints including but not limited to messenger or delivery services.
Article 9 COMPANY Policy Limits
The limits of liability of the Company with respect to any one policy shall be deemed not to exceed:
1.	Private Passenger Automobile Liability

Bodily Injury	$1,000,000 per person/
$1,000,000 per occurrence
Property Damage	$1,000,000 per occurrence
Combined Single Limit	$1,000,000 per occurrence
2.	Private Passenger Automobile Uninsured and Underinsured Motorists Coverage

Bodily Injury	$1,000,000 per person/
$1,000,000 per occurrence
Property Damage	$1,000,000 per occurrence
Combined Single Limit	$1,000,000 per occurrence

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3.	Private Passenger Automobile Personal Injury Protection and Property Protection Insurance (Basic and Excess)

Statutory Limits

4.	Commercial Automobile Liability

Bodily Injury	$1,000,000 per person/
$1,000,000 per occurrence
Property Damage	$1,000,000 per occurrence
Combined Single Limit	$1,000,000 per occurrence
5.	Commercial Automobile Uninsured and Underinsured Motorists Coverage

Bodily Injury	$1,000,000 per person/
$1,000,000 per occurrence
Property Damage	$1,000,000 per occurrence
Combined Single Limit	$1,000,000 per occurrence
6.	Commercial Automobile Personal Injury Protection and Property Protection Insurance (Basic and Excess)

Statutory Limits

7.	Other Bodily Injury and Property Damage Liability Combined Single limit (Comprehensive General Liability Forms)

$1,000,000 per occurrence

8.	Section II Liability under Commercial Multiple Peril Forms

$1,000,000 per occurrence

9.	Section II Liability under Homeowner’s and Mobile Homeowner’s Multi-Peril Forms

$1,000,000 per occurrence

10.	Workers’ Compensation

Statutory Limits

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11.	Employers’ Liability

Bodily Injury by Accident	$1,000,000 each accident
Bodily Injury by Disease	$1,000,000 policy limit
Bodily Injury by Disease	$1,000,000 each employee
Article 10 Definitions
A.	Ultimate Net Loss
This term as used herein shall mean all payments by the COMPANY in settlement of claims or losses, payments of benefits or satisfaction of verdicts, awards, or judgments for which it is liable, including pre-judgment interest or delay damages, excess of original policy limits and extra contractual obligations (as specified in their respective articles), and loss adjustment expenses, after deduction of all net recoveries, salvages and amounts due from other reinsurance which inures to the benefit of the REINSURER under this AGREEMENT, whether collectible or not. However, in the event of the insolvency of the COMPANY, “ultimate net loss” shall mean the amount of loss which the COMPANY has incurred or for which it is liable after deduction of all net recoveries, salvages, and amounts due from other reinsurance which inures to the benefit of the REINSURER under this AGREEMENT, whether collectible or not, and payment by the REINSURER shall be made to the liquidator, receiver or statutory successor of the COMPANY in accordance with the provisions of the Article entitled “Insolvency.”“

Nothing herein shall be construed to mean that losses under this AGREEMENT are not recoverable until the COMPANY’s ultimate net loss has been ascertained.
B.	Loss Adjustment Expense
This term shall mean the COMPANY’s expenses allocable to losses under this AGREEMENT in connection with the defense and settlement of such claim, loss or legal proceeding including investigation, negotiation and legal expenses; court costs; statutory penalties; bond costs; adjustment and litigation; and post-judgment interest and payment delay damages; arising under the COMPANY’s original policies reinsured hereunder. Such expenses shall not include office expenses and salaries of officials or employees of the COMPANY.
C.	Pre-judgment Interest or Delay Damages
This term shall mean interest or damages added to a settlement, verdict, award or judgment based on the amount of time prior to the settlement,

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verdict, award or judgment that the claim or loss occurred, whether or not made a part of the settlement, verdict, award or judgment.
D.	Post-judgment Interest or Payment Delay Damages
This term shall mean interest or damages added to a settlement, verdict, award or judgment as a result of a delayed payment beyond the stipulated payment date assigned by the court at the time of settlement, verdict, award or judgment.
E.	Policies
This term as used herein shall mean each of the COMPANY’s binders, certificates, policies and contracts providing insurance covered hereunder.
F.	Occurrence
This term shall mean each accident, casualty, disaster or occurrence or series of accidents, casualties, disasters or occurrences arising out of one event.

As respects occupational disease under Workers’ Compensation policies, the term “occurrence” shall mean an occurrence within the meaning of this AGREEMENT and each case of an employee contracting any disease for which the COMPANY is held liable shall be considered as constituting a separate and distinct occurrence. The date of such occurrence shall be deemed to be the following:
1.	If the case is cornpensable under the Workers’ Compensation Law, the date of the beginning of the disability for which compensation is payable.

2.	If the case is not compensable under the Workers’ Compensation Law, the date that disability due to the said disease actually began.

3.	If the claim is made after employment has ceased, the date of cessation of such employment.
G.	Direct Subject Casualty Premium Written
This term shall mean the COMPANY’s gross direct subject casualty premium written plus or minus any additional or return premiums resulting from endorsement changes or cancellations, less any premium for facultative reinsurance, for business which is subject to this AGREEMENT.

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H.	Direct Subject Casualty Premium Earned
This term shall mean the COMPANY’s direct subject casualty premium unearned at the beginning of a period calculated on the pro rata basis plus the COMPANY’S direct subject casualty premium written during such period less the COMPANY’s direct subject casualty premium unearned at the end of such period calculated on the pro rata basis. A “period” may be monthly, quarterly, annually, etc.
I.	Annual Period
For the purposes of this AGREEMENT, this term shall mean the 12-month period from January 1st through December 31st of each year.
Article 11 Special Acceptances
Business not within the terms of this AGREEMENT but which the COMPANY wishes to include in the reinsurance coverage provided by this AGREEMENT may be submitted to the REINSURER by the COMPANY for special acceptance and, if accepted by the REINSURER, shall be subject to all of the terms of this AGREEMENT except as modified by the special acceptance.
Article 12 Self-Insured Obligations
A. As respects all business the subject matter hereof, where the coverage has been agreed upon between the COMPANY and the REINSURER in writing, this AGREEMENT shall cover self-insured obligations of the COMPANY assumed by it as a self-insurer including self-insured obligations in excess of any valid and collectible insurance available to the COMPANY to the same extent as if all types of insurance covered by this AGREEMENT were afforded under the broadest forms of policies issued by the COMPANY, provided such self-insured obligations are within the scope of underwriting criteria furnished by the COMPANY to the REINSURER.
B. For the purpose of this AGREEMENT, “self-insured obligations” are defined as insurable exposures of the COMPANY on which the COMPANY has issued an actual policy subject to the provisions stipulated in the first Paragraph of this article, and subject to all of the stipulations of this AGREEMENT.

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C. An insurance wherein the COMPANY and/or its affiliated and/or subsidiary companies are named as the insured party, either alone or jointly with some other party, shall be deemed to be an insurance coming within the scope of this article, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the COMPANY and/or its affiliated and/or subsidiary companies are named as the insured party or one of the insured parties.
Article 13 Other Reinsurance
The COMPANY may purchase facultative excess of loss reinsurance or facultative share reinsurance on the liability of the REINSURER, if, in the underwriting judgment of the COMPANY, the REINSURER will be benefitted thereby. In no event, however, shall the amount required with respect to the COMPANY’s retention be reduced nor the amounts stipulated in the Article entitled “COMPANY Policy Limits” be increased.
Article 14 Recoveries
A. The COMPANY shall pay to or credit the REINSURER with the REINSURER’s portion of any net recovery obtained from salvage; subrogation; other insurance; appeal taken by the COMPANY reducing or reversing a verdict, award or judgment; or other recovery.
B. The REINSURER shall be subrogated to the rights of the COMPANY to the extent of its loss payments to the COMPANY. The COMPANY agrees to enforce its rights of salvage, subrogation and its rights against insurers or to assign these rights to the REINSURER. Loss adjustment expenses associated with obtaining all recoveries shall be deducted from the amount recovered to determine the net recovery.
C. Net recoveries under this AGREEMENT shall be distributed to the parties in an order inverse to that in which their liabilities accrued under the original ultimate net loss.
Article 15 Territory
This AGREEMENT applies to policies issued by the COMPANY within the United States of America, its territories and possessions.
Article 16 Excess of Original Policy Limits
A. This AGREEMENT shall protect the COMPANY for 100% of the amount of loss in excess of the original policy limit where the ultimate net

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loss includes loss in excess of the limit of its original policy. The liability of the REINSURER with respect to the entire amount of ultimate net loss, including the loss in excess of the limit of its original policy, shall not exceed the limit of liability of the REINSURER as set forth in the Article entitled “Liability of the REINSURER,” such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action. Such 100% loss amount in excess of the original policy limit shall be included in the ultimate net loss in order to determine the appropriate reinsurance under this AGREEMENT.
B. However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors, a corporate officer of the COMPANY, or any other employee of the COMPANY, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense, or settlement of any claim covered hereunder.
C. Recoveries from any form of insurance or reinsurance, whether collectible or not, which protects the COMPANY against claims which are the subject matter of this Article shall inure to the benefit of the REINSURER and shall be deducted to arrive at the amount of the COMPANY’s ultimate net loss. Any deductibles from such insurance or reinsurance shall also be deducted to arrive at the amount of the COMPANY’s ultimate net loss and shall therefore be retained by the COMPANY.
D. For the purposes of this article, the word “loss” shall mean any amounts for which the COMPANY would have been contractually liable to pay had it not been for the limit of the original policy. Also for the purposes of this article, the date of occurrence shall always be the same as the date of occurrence under the original policy limit.
Article 17 Extra Contractual Obligations
A. This AGREEMENT shall protect the COMPANY for 100% of any extra contractual obligations, where the ultimate net loss includes any extra contractual obligations. The liability of the REINSURER with respect to the entire amount of ultimate net loss, including the extra contractual obligation, shall not exceed the limit of liability of the REINSURER as set forth in the Article entitled “Liability of the REINSURER.” The term “extra

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contractual obligations” is defined as those liabilities not covered under any other provisions of the AGREEMENT and which arise from the handling of any claim on the policies reinsured hereunder, such liabilities including but not limited to compensatory, exemplary and punitive damages or fines or statutory penalties which are awarded against the COMPANY as a result of an act, error, omission, or course of conduct committed by or on behalf of the COMPANY arising because of, but not limited to the following: failure by the COMPANY to settle within the policy limit or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action. Such 100% extra contractual loss amount shall be included in the ultimate net loss in order to determine the appropriate reinsurance recoveries under this AGREEMENT.
B. The date on which an extra contractual obligation is incurred by the COMPANY shall be deemed, in all circumstances, to be the date of the original loss occurrence.
C. However, this article shall not apply where the extra contractual obligation has been incurred due to the fraud of a member of the Board of Directors, a corporate officer of the COMPANY, or any other employee of the COMPANY, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
D. Recoveries from any form of insurance or reinsurance, whether collectible or not, which protects the COMPANY against claims which are the subject matter of this article shall inure to the benefit of the REINSURER and shall be deducted to arrive at the amount of the COMPANY’s ultimate net loss. Any deductibles from such insurance or reinsurance shall also be deducted to arrive at the amount of the COMPANY’s ultimate net loss and shall therefore be retained by the COMPANY.
Article 18 Reinsurance Premium
As a condition precedent to the REINSURER’s obligations hereunder, the COMPANY shall pay to the REINSURER the amount of premium as set forth in the Exhibit(s) attached to and forming a part of this AGREEMENT.

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Article 19 Reports and Remittances
A.	Reinsurance Premium
Within 90 days after the close of each quarter, the COMPANY shall pay to the REINSURER the amount of premium due in accordance with the Premium Section of the Exhibit(s) attached to and forming a part of this AGREEMENT.

Within 30 days after the close of each annual period, the COMPANY shall render to the REINSURER a statement of the adjusted reinsurance premium for the period, calculated as set forth in the Exhibit(s) attached hereto. Any balance due the REINSURER shall be submitted simultaneously with said statement; any balance due the COMPANY shall be remitted promptly by the REINSURER.
B.	Claims and Losses
The COMPANY shall report promptly to the REINSURER each claim or loss for which the COMPANY’s estimated amount of ultimate net loss exceeds $25,000 or more, and shall also report all cases of serious injury which, regardless of considerations of liability or coverage, might involve this reinsurance, including but not limited to the following:
1.	significant brain damage

2.	spinal cord injury with paralysis

3.	severe burns resulting in disfigurement

4.	multiple fractures

5.	amputations

6.	fatal injuries

7.	permanent disabilities

8.	sexual molestation or abuse
The COMPANY shall advise the REINSURER of the estimated amount of ultimate net loss and loss adjustment expense in connection with each such claim or loss and of any subsequent changes in such estimates.

Upon receipt of a definitive statement of ultimate net loss and loss adjustment expense payments from the COMPANY, the REINSURER shall pay promptly to the COMPANY the REINSURER’s portion of ultimate net loss payments and loss adjustment expense payments. Any subsequent changes shall be reported by the COMPANY to the REINSURER and the amount due either party shall be remitted promptly.

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C.	General
In addition to the reports required in A and B above, the COMPANY shall furnish such other information as may be required by the REINSURER for the completion of the REINSURER’s quarterly and annual statements and internal records.

All reports shall be rendered in forms acceptable to the COMPANY and the REINSURER.

As respects all business the COMPANY shall report to the REINSURER basic statistical information on each claim or loss including but not limited to the line of business, claim number, policy number, date of loss, date of first report, underwriting year (policy effective date), and cause of loss.
Article 20 Management of Claims and Losses
A. The COMPANY shall investigate and conduct diligently the defense and settlement of all claims and losses arising under its policies with respect to which this AGREEMENT applies. The COMPANY shall have original and primary responsibility for all claim settlements.
B. When requested by the REINSURER, the COMPANY shall permit the REINSURER the right and opportunity, at the expense of the REINSURER, to be associated with the COMPANY in the defense or control of any claim, loss, suit or legal proceeding which involves or is likely to involve the REINSURER’s obligations under this AGREEMENT and the COMPANY and the REINSURER shall cooperate in every respect in the defense of any such claim, loss, suit or legal proceeding, but the REINSURER shall not have any obligation to assume the defense of any claim.
C. All settlements of claims or losses by the COMPANY within the terms and conditions of its policies which are within the limits set forth in this AGREEMENT shall be binding on the REINSURER, and the REINSURER agrees to pay its share of each such settlement subject always to the terms and conditions of this AGREEMENT.
Article 21 Inspection of Records
The COMPANY shall allow the REINSURER to inspect, at reasonable times, the records of the COMPANY relevant to the business reinsured under this AGREEMENT, including, but not limited to COMPANY files concerning claims, losses, or legal proceedings which involve or are likely to involve the REINSURER.

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Article 22 Errors and Omissions
A. Inadvertent delays, errors or omissions made by the COMPANY in connection with this AGREEMENT shall not relieve either party from liability that would have attached had such delay, error or omission not occurred, provided that upon discovery by the COMPANY, the REINSURER is promptly notified and immediate corrective action is taken by the COMPANY. The liability of the REINSURER under this AGREEMENT shall in no event exceed the limits specified herein, nor be extended to cover any business not covered herein. Reinsurance that is reported but not covered by this AGREEMENT shall obligate the REINSURER only to return to the COMPANY premiums paid for such reinsurance.
Article 23 Reserves and Taxes
A. The REINSURER shall maintain the required reserves as to the REINSURER’s portion of unearned premium, losses, and allocated loss adjustment expense.
B. The COMPANY shall be liable for all premium taxes on premium ceded to the REINSURER under this AGREEMENT. If the REINSURER is obligated to pay any premium taxes on this premium, the COMPANY shall reimburse the REINSURER; however, the COMPANY shall not be required to pay taxes twice on the same premium.
Article 24 Offset
The COMPANY or the REINSURER may offset any balance, whether on account of premium, commission, claims or losses, loss adjustment expense, salvage, or otherwise, due from one party to the other under this AGREEMENT or under any other AGREEMENT heretofore or hereafter entered into between the COMPANY and the REINSURER.
Article 25 Currency
Wherever the word “Dollars” or the “$” sign appears in this AGREEMENT, they shall be construed to mean United States Dollars.

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Article 26 Arbitration
A. Any unresolved disputes between the REINSURER and the COMPANY arising out of this AGREEMENT shall be submitted to a board of arbitration consisting of three arbitrators. One arbitrator shall be chosen by the REINSURER, and one shall be chosen by the COMPANY. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be active or retired officials of property or casualty insurance or reinsurance companies.
B. The decision of the board shall be based upon a hearing in which oral or written testimony may be introduced without following strict rules of evidence, but in which cross examination and rebuttal shall be allowed. The board may request written briefs of the parties involved. If so, then the party requesting arbitration (the “Petitioner”) shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner’s brief, the other party (the ““Respondent”) shall have thirty (30) days to file a reply brief. On receipt of the Respondent’s brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner’s rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.
C. The arbitrators are relieved from judicial formalities and shall make their decision according to the rules of law and the customs and practices of the insurance and reinsurance business only. They shall make their decision with a view to effecting the intent of this AGREEMENT. The decision of the majority shall be final and binding upon the parties and presented in writing. Each party shall bear the expense of its own arbitrator and witnesses and shall jointly and equally share with the other party the expense of the third arbitrator and of the proceedings.
Article 27 Insolvency
A. In the event of the insolvency of the COMPANY, the reinsurance provided by this AGREEMENT shall be payable by the REINSURER on the basis of the liability of the COMPANY under the policy or policies

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reinsured, without diminution because of such insolvency, directly to the COMPANY or its receiver, liquidator, or statutory successor.
B. The reinsurance hereunder shall be payable as provided above, except as provided by Section 4118(a)(1)(A) of the New York Insurance Laws or except (1) where this AGREEMENT specifies another payee in the event of the insolvency of the COMPANY, and (2) the REINSURER, with the consent of the direct insureds, and, as respects New York risks, with the approval of the Superintendent of the New York Insurance Department, has assumed such policy obligations of the COMPANY as its direct obligations to the payees under such policies in substitution for the obligations of the COMPANY to such payees.
C. In the event of the insolvency of the COMPANY, the liquidator, receiver, conservator or other statutory successor of the COMPANY shall give written notice to the REINSURER of the pendency of a claim against the insolvent COMPANY on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. The REINSURER shall have the right to investigate each such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the COMPANY or its liquidator, receiver, conservator or other statutory successor. The expense thus incurred by the REINSURER shall be chargeable, subject to court approval, against the insolvent COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the COMPANY solely as a result of the defense undertaken by the REINSURER.
IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed in duplicate by their duly authorized officers.

In Cleona, Pennsylvania, this 19th day of April, 1996.

LEBANON MUTUAL INSURANCE COMPANY

Rollin Rissinger

And in New York, New York, this 22nd day of January, 1996.

MUNICH AMERICAN REINSURANCE COMPANY

William A. Villany
Vice President

Terrence U. Goodreau, CPCU
Vice President

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EXHIBIT A
LEBANON MUTUAL INSURANCE COMPANY
FIRST CASUALTY EXCESS OF LOSS REINSURANCE
AGREEMENT NO. 63-2422-1
Section I Retention and Limit
     The REINSURER shall pay to the COMPANY the amount of ultimate net loss sustained by the COMPANY in excess of the COMPANY’s retention of $50,000 each occurrence, but the REINSURER’s limit of liability shall not exceed $150,000 each occurrence.
Section II Premium
     A. For each annual period that this AGREEMENT remains in effect, the COMPANY shall pay to the REINSURER a provisional premium based upon a provisional rate of 13.0% applied to the COMPANY’s estimated annual Direct Subject Casualty Earned Premium for the business covered hereunder. However, with respect to the firs] quarter account only (i.e., covering the period January 1, 1996 through March 31, 1996), the COMPANY shall calculate a provisional premium based upon a provisional rate of 21.67% gross (13% net) applied to the incoming portfolio of unearned premium as of January 1, 1996 plus the Direct Subject Casualty Written Premium for the specified first quarter. The REINSURER shall allow the COMPANY a flat commission of 40% on the above-stated incoming portfolio and the first quarter premium only. The provisional premium for the period April 1, 1996 through December 31, 1996 shall be payable in arrears, as set forth in the “Reports and Remittances” Article of this AGREEMENT, in three installments of $130,000 due at the end of each quarter beginning as of April 1, July 1 and October 1, 1996. This provisional premium will be subject to adjustment as specified herebelow and payable per the provisions of the aforementioned “Reports and Remittances” Article.
     B. The first rating period will be for the thirty-six month period beginning 12:01 a.m., Standard Time, January 1, 1996, and ending at 12:00 Midnight, Standard Time, December 31, 1998. Each rating period thereafter will consist of three (3) years, from January 1 through December 31. Annual interim rate adjustments will be calculated within each rating period, the first such interim rate adjustment being made as of June 30, 1997 and subsequent annual adjustments made as of each June 30 thereafter.
     C. For each annual interim rate adjustment during the initial thirty-six month or subsequent three-year rating period, the adjusted rate will be determined by multiplying the REINSURER’s losses incurred to date for this applicable three-year period by 100/90ths, plus incurred But Not Reported losses plus the deficit, if any, from all periods prior to the date of calculation, then dividing the resulting amount by the

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COMPANY’s Direct Subject Earned Premium to date for the applicable three-year period. The amount due either party shall be remitted promptly.
     D. For the purposes of this Article, the REINSURER’s losses incurred shall mean the total of:
1.	the REINSURER’s paid and outstanding loss from losses occurring during the applicable three-year period, plus

2.	the REINSURER’s paid and outstanding allocated loss adjustment expense from losses occurring during the applicable three-year period.
     E. The Incurred But Not Reported amount shall be calculated as follows:
1.	the initial calculation for the applicable three-year period shall be made at 30% of the REINSURER’s provisional Direct Subject Casualty Earned Premium (DSCEP).

2.	After the first 12 months, the calculation shall be: 25% of the first year’s provisional DSCEP and 30% of the most recent year’s provisional DSCEP.

3.	Following 24 months, IBNR shall be calculated at: 15% of the first year’s provisional DSCEP 25% of the second most recent year’s provisional DSCEP 30% of the most recent year’s provisional DSCEP.

4.	After 36 subsequent months, the rates shall be:

10% of the first year’s provisional DSCEP
15% of the third most recent year’s provisional DSCEP
25% of the second most recent year’s provisional DSCEP
30% of the most recent year’s provisional DSCEP.

5.	Following 48 months, the calculation shall be:

5% of the first year’s provisional DSCEP
10% of the fourth most recent year’s provisional DSCEP
15% of the third most recent year’s provisional DSCEP
25% of the second most recent year’s provisional DSCEP
30% of the most recent year’s provisional DSCEP.
     Subsequent adjustments shall follow the 30%-25%-15%-10%-5%-0% formula until Incurred But Not Reported losses for all accident years has been reduced to 0%.

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     The deficit carryforward shall mean the amount by which the total of D1. and D2. above at 1OO-90ths plus the IBNR losses from all prior periods exceeds the maximum premium for the periods.
     F. The premium adjustments for each period shall be continued until all losses are settled and all liability is discharged.
     G. The premium shall be subject to a minimum rate of 6.0% of the COMPANY’s Direct Subject Casualty Earned Premium for the period. The maximum premium shall be 17.5% of the COMPANY’s Direct Subject Casualty Earned Premium for the period.
     H. After termination of this AGREEMENT, the premium for each subsequent calendar year shall be calculated as set forth in paragraphs A through G hereinabove. The premium calculations following termination will be made annually in accordance with the rating formula until all reinsurance losses are finally paid, or until the COMPANY and the REINSURER have mutually agreed upon the final value of such losses, subject to the maximum rate.

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EXHIBIT B
LEBANON MUTUAL INSURANCE COMPANY
SECOND CASUALTY EXCESS OF LOSS REINSURANCE
AGREEMENT NO, 63-2422-2
Section I Retention and Limit
     The REINSURER shall pay to the COMPANY the amount of ultimate net loss sustained by the COMPANY in excess of the COMPANY’s retention of $200,000 each occurrence, but the REINSURER’s limit of liability shall not exceed $300,000 each occurrence.
Section II Premium
     For each annual period that this AGREEMENT remains in effect, the COMPANY shall pay to the REINSURER a deposit premium of $220,000, payable in arrears as set forth in the “Reports and Remittances” Article of this AGREEMENT, in four installments of $55,000 due at the end of each quarter beginning as of January 1, April 1, July 1 and October 1 of each annual period. The COMPANY shall prepare a statement of adjusted premium in accordance with the provisions specified in the aforementioned “Reports and Remittances” Article, such adjusted premium being calculated by applying a rate of 5.50% to the COMPANY’s Direct Subject Casualty Earned Premium for said annual period.

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EXHIBIT C
LEBANON MUTUAL INSURANCE COMPANY
THIRD CASUALTY EXCESS OF LOSS REINSURANCE
AGREEMENT NO. 63-2422-3
Section I Retention and Limit
     The REINSURER shall pay to the COMPANY the amount of ultimate net loss sustained by the COMPANY in excess of the COMPANY’s retention of $500,000 each occurrence, but the REINSURER’s limit of liability shall not exceed $500,000 each occurrence.
Section II Premium
     For each annual period that this AGREEMENT remains in effect, the COMPANY shall pay to the REINSURER a deposit premium of $120,000, payable in arrears as set forth in the “Reports and Remittances” Article of this AGREEMENT, in four installments of $30,000 due at the end of each quarter beginning as of January 1, April 1, July 1 and October 1 of each annual period. The COMPANY shall prepare a statement of adjusted premium in accordance with the provisions specified in the aforementioned “Reports and Remittances” Article, such adjusted premium being calculated by applying a rate of 3.00% to the COMPANY’s Direct Subject Casualty Earned Premium for said annual period.

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EXHIBIT D
LEBANON MUTUAL INSURANCE COMPANY
FOURTH CASUALTY EXCESS OF LOSS REINSURANCE
AGREEMENT NO. 63-2422-4
Section I Retention and Limit
     The REINSURER shall pay to the COMPANY the amount of ultimate net loss sustained by the COMPANY in excess of the COMPANY’s retention of $1,000,000 each occurrence, but the REINSURER’s limit of liability shall not exceed $1,000,000 each occurrence.
Section II Premium
     For each annual period that this AGREEMENT remains in effect, the COMPANY shall pay to the REINSURER a deposit premium of $30,000, payable in arrears, as set forth in the “Reports and Remittances” Article of this AGREEMENT, in four installments of $7,500 due at the end of each quarter beginning as of January 1, April 1, July 1 and October 1 of each annual period. The COMPANY shall prepare a statement of adjusted premium in accordance with the provisions specified in the aforementioned “Reports and Remittances” Article, such adjusted premium being calculated by applying a rate of 0.750% to the COMPANY’s Direct Subject Casualty Earned Premium for said annual period.

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EXHIBIT E
LEBANON MUTUAL INSURANCE COMPANY
FIFTH CASUALTY EXCESS OF LOSS REINSURANCE
AGREEMENT NO. 63-2422-5
(Uninsured Motorists/Underinsured Motorists Coverage Only)
Section I Retention and Limit
     The REINSURER shall pay to the COMPANY the amount of ultimate net loss sustained by the COMPANY in excess of the COMPANY’s retention of $2,000,000 each occurrence, but the REINSURER’s limit of liability shall not exceed $1,000,000 each occurrence.
Section II Premium
     For each annual period that this AGREEMENT remains in effect, the COMPANY shall pay to the REINSURER a deposit premium of $10,000, payable in arrears as set forth in the “Reports and Remittances” Article of this AGREEMENT, in four installments of $2,500 due at the end of each quarter beginning as of January 1, April 1, July 1 and October 1 of each annual period. The COMPANY shall prepare a statement of adjusted premium in accordance with the provisions specified in the aforementioned “Reports and Remittances” Article, such adjusted premium being calculated by applying a rate of 1.00% to the COMPANY’s Direct Subject Automobile Liability Earned Premium for said annual period. The term “Direct Subject Automobile Liability Earned Premium” shall follow the same definition as specified in this AGREEMENT for “Direct Subject Casualty Earned Premium” (and relevant “Written Premium”) except that only that portion of the COMPANY’s Direct Subject Casualty Earned Premium pertaining to Automobile Liability shall be used in the calculation thereof.

Nuclear Incident Exclusion Clause -
Liability – Reinsurance
(U.S.A.)
(1) This AGREEMENT does not cover any loss or liability accruing to the COMPANY as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.
(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood, and agreed that for all purposes of this AGREEMENT all the original policies of the COMPANY (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause Ill in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):
Limited Exclusion Provision.*
I.	It is agreed that the policy does not apply under any liability coverage, to { injury, sickness, disease, death or destruction bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.	Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.	The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either
(a)	become effective on or after May 1st, 1960, or

(b)	become effective before that date and contain the Limited Exclusion Provision set out above;
provided this paragraph (2) shalt not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the COMPANY on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.
(3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this AGREEMENT the original liability policies of the COMPANY (new, renewal and replacement) affording the following coverages:
Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability,

Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)
shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3) the following provision (specified as the Broad Exclusion Provision):
Broad Exclusion Provision.*
It is agreed that the policy does not apply:
I.	Under any Liability Coverage, to { injury, sickness, disease, death or destruction bodily injury or property damage
(a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by the Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or
(b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.
II.	Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to { immediate medial or surgical relief first aid

to expenses incurred with respect to { injury, sickness, disease or death bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.	Under any Liability Coverage to { injury, sickness, disease, death or destruction bodily injury or property damage resulting from the hazardous properties of nuclear material, if
(a)	the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)	the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)	the { injury, sickness, disease, death or destruction bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to
{ injury to or destruction of property at such nuclear facility property damage to such nuclear facility and any property thereat.
IV.	As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material,” “special nuclear material,” and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under Paragraph (a) or (b) thereof; “nuclear facility” means
(a)	any nuclear reactor,

(b)	any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling processing or packaging waste,

(c)	any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;
With respect to injury to or destruction of

property, the word “injury” or “destruction”, “properly damage” includes all forms of includes all forms of radioactive, radioactive contamination of property. contamination of property.
V.	The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after May 1st, 1960, provided this paragraph (3) shall not be applicable to
(i)	Garage and Automobile Policies issued by the COMPANY on New York risks, or

(ii)	statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.
(4)	Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the COMPANY in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association of the Independent Insurance Conference of Canada.
*NOTE: The words shown in italics in the limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a limited Exclusion Provision or a Broad Exclusion Provision containing those words.

Pollution Exclusion Clause
A. This AGREEMENT excludes liability arising out of pollution under any commercial multiple peril policy or any other commercial other liability policy written by the COMPANY which does not exclude the following:
(1)	“Bodily injury° or “property damage” arising out of the actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of pollutants:
(a)	At or from any premises, site or location which is or was at any time owned or occupied by, or rented or loaned to , any insured;

(b)	At or from any premises, site or location which is or was at any time used by or for any insured or others for the handling, storage, disposal, processing or treatment of waste;

(c)	Which are or were at any time transported, handled, stored, treated, disposed of, or processed as waste by or for any insured or any person or organization for whom you may be legally responsible; or

(d)	At or from any premises, site or location on which any insured or any contractors or subcontractors working directly or indirectly on any insureds behalf are performing operations:
(i)	if the pollutants are brought on or to the premises, site or location in connection with such operations by such insured, contractor or subcontractor; or

(ii)	if the operations are to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize, or in any way respond to, or assess the effects of pollutants.
Subparagraphs (a) and (d)(i) do not apply to “bodily injury” or “property damage” arising out of heat, smoke or fumes from a hostile fire.

As used in this exclusion, a hostile fire means one which become uncontrollable or breaks out from where it was intended to be.
(2)	Any loss, cost or expense arising out of any:
(a)	Request, demand or order that any insured or others test for, monitor, clean up, remove, contain, treat, detoxify or neutralize, or in any way respond to, or assess the effects of pollutants: or

(b)	Claim or suit by or on behalf of a governmental authority for damages because of testing for, monitoring, cleaning up, removing, containing, treating, detoxifying or neutralizing, or in any way responding to, or assessing the effects of pollutants.
Pollutants means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste, Waste includes materials to be recycled, reconditioned or reclaimed.

B. However, this exclusion does not apply to any risk located in a jurisdiction which has not approved the Insurance Services Office exclusion stipulated in Part A of this Clause or where other regulatory constraints prohibit the COMPANY from attaching such endorsement. If the COMPANY elects to file an endorsement Independent of ISO, such endorsement will be deemed a suitable substitute provided the COMPANY has submitted the wording to the REINSURER and received the REINSURER’s prior approval.

No. 1650-0054-E005
ENDORSEMENT
ATTACHED TO and forming part of the CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT No. 1650-0054 (hereinafter referred to as the “Agreement”) between LEBANON MUTUAL INSURANCE COMPANY, of Cleona, Pennsylvania (hereinafter referred to as the “Company”) and the MUNICH REINSURANCE AMERICA, INC., a Delaware Corporation with Administrative Offices in Princeton, New Jersey (hereinafter referred to as the “Reinsurer”).
IT IS HEREBY MUTUALLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO that effective 12:01 a.m. Standard Time, January 1, 2007, as respects the Company’s in force, new and renewal policies effective on or after said date, this Agreement shall be amended to read as follows:
II.	Exclusion A., 8. of ARTICLE VI, EXCLUSIONS, is amended to read as follows:
8.	All loss, cost or expense directly or indirectly arising out of, resulting as a consequence of or related to War. “War”, as utilized herein, shall mean war whether or not declared, civil war, martial law, insurrection, revolution, invasion, bombardment or any use of military force, usurped power or confiscation, nationalization or damage of property by any government, military or other authority.

This exclusion shall apply whether or not there is another cause of loss which may have contributed concurrently or in any sequence to a loss.
III.	Exclusion A. 25. is added to ARTICLE VI, EXCLUSIONS, and the exclusion reads as follows:
25.	The Company’s liability, including all loss, cost or expense, beyond circumscribed policy provisions, including but not limited to, punitive, exemplary, consequential or compensatory damages, resulting from a claim of an insured or an insured’s assignee against the Company, its agent or employees, except as otherwise provided in the Extra Contractual Obligations and Excess of Original Policy Limits Articles.
IV.	Section 1, LIMIT AND RETENTION of EXHIBIT A, FIRST CASUALTY EXCESS OF LOSS REINSURANCE, is amended to reflect the change in the retention to $115,000 and the change in the limit to $385,000 and the Section reads as follows:
Section 1
RETENTION AND LIMIT

The Reinsurer shall pay to the Company the amount of ultimate net loss sustained by the Company in excess of the Company’s retention of $115,000 each occurrence, but the Reinsurers limit of liability shall not exceed 100% of $385,000 each occurrence.

No. 1650-0054-E005
V.	Paragraphs A., B., and C. of Section 2, PREMIUM of EXHIBIT A, FIRST CASUALTY EXCESS OF LOSS REINSURANCE, are amended to reflect the change in rate to 24.639%, the change in annual minimum premium to $1,374,000 and the change in annual deposit premium to $1,616,000, The section reads in its entirety as follows:
Section 2
PREMIUM
A.	The premium for the reinsurance provided under this Exhibit shall be computed at the rate of 24.639% of the Company’s direct subject casualty premium earned on the business covered hereunder.

B.	The annual minimum premium for the reinsurance provided under this Exhibit is $1,374,000.

C.	The annual deposit premium for the reinsurance provided under this Exhibit is $1,616,000.

D.	The Reinsurer shall make a commission allowance of 30% to the Company on the ceded direct subject casualty premium earned to the Reinsurer under this Exhibit.
VI.	Paragraphs A., B., and C. of Section 2, PREMIUM of EXHIBIT B, SECOND CASUALTY EXCESS OF LOSS REINSURANCE, are amended to reflect the change in rate to 7.69%, the change in annual minimum premium to $429,000 and the change in annual deposit premium to $504,000. The section reads in its entirety as follows:
Section 2
PREMIUM
A.	The premium for the reinsurance provided under this Exhibit shall be computed at the rate of 7.69% of the Company’s direct subject casualty premium earned on the business covered hereunder.

B.	The annual minimum premium for the reinsurance provided under this Exhibit is $429,000.

C.	The annual deposit premium for the reinsurance provided under this Exhibit is $504,000.

D.	The Reinsurer shall make a commission allowance of 30% to the Company on the ceded direct subject casualty premium earned to the Reinsurer under this Exhibit.
VII.	Paragraphs A., B., and C. of Section 2, PREMIUM of EXHIBIT C, THIRD CASUALTY EXCESS OF LOSS REINSURANCE, are amended to reflect the change in rate to

No. 1650-0054-E005
3.78%, the change in annual minimum premium to $211,000 and the change in annual deposit premium to $247,000. The section reads in its entirety as follows:
Section 2
PREMIUM
A.	The premium for the reinsurance provided under this Exhibit shall be computed at the rate of 3.78% of the Company’s direct subject casualty premium earned on the business covered hereunder.

B.	The annual minimum premium for the reinsurance provided under this Exhibit is $211,000.

C.	The annual deposit premium for the reinsurance provided under this Exhibit is $247,000.

D.	The Reinsurer shall make a commission allowance of 30% to the Company on the ceded direct subject casualty premium earned to the Reinsures under this Exhibit.
VIII.	Paragraph B. of Section 4, REINSTATEMENT, of EXHIBIT C, THIRD CASUALTY EXCESS OF LOSS REINSURANCE, is amended to reflect the change in the percentage of the clash premium to 48% and the Section reads in its entirety as follows:
Section 4
REINSTATEMENT
A.	As respects Workers Compensation Business reinsured hereunder:

Each claim hereon reduces the amount of indemnity under this Exhibit from the time of occurrence of the loss by the sum paid, and any amount so exhausted is hereby reinstated from the time of the Loss Occurrence without an additional premium charge for each amount so reinstated. Nevertheless, the Reinsurer’s liability hereunder shall never exceed $1,000,000 in respect of any one Loss Occurrence.

B.	As respects all other Casualty Business reinsured hereunder:

Each claim hereon reduces the amount of indemnity under this Exhibit from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time of occurrence of the loss, in consideration of the payment by the Company of an additional premium equal to the percentage of the face value of this Exhibit (i.e., the fraction of $1,000,000) reinstated, multiplied by 48% (i.e., the “clash” portion) of the reinsurance premium under this Exhibit for the calendar year in which the loss occurred. Nevertheless, the Reinsurer’s

No. 1650-0054-E005
liability hereunder shall never exceed $1,000,000 in respect of any one Loss Occurrence and, subject to the limit in respect of any one Loss Occurrence, shall be further limited to $2,000,000 in any one Agreement Year by reason of any and all claims arising hereunder.
IX.	Section 2, PREMIUM, of EXHIBIT E, FIFTH CASUALTY EXCESS OF LOSS REINSURANCE (Applies to Workers’ Compensation Coverage Only), is amended to reflect the change in the annual premium to $80,691 and the Section reads in its entirety as follows:
Section 2
PREMIUM

The annual premium for the reinsurance provided under this Exhibit shall be $80,691, payable by the Company to the Reinsurer as stipulated in the REPORTS AND REMITTANCES Section of this Exhibit.
Nothing herein contained shall alter, vary or extend any provision or condition of the Agreement other than as above stated.
IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in duplicate on this 7th day of February, 2007;
ACCEPTED:

LEBANON MUTUAL INSURANCE COMPANY
Rollin Rissinger
and in Princeton, New Jersey this 1st day of February, 2007.

MUNICH REINSURANCE AMERICA, INC.

Vice President
DATED: February 1, 2007
RG/rg